UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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LIVENT CORPORATION

(Name of Registrant as Specified In Its Charter)

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DEAR STOCKHOLDER

PIERRE BRONDEAU CHAIRMAN OF THE BOARD March 27, 2019

It is my pleasure to invite you to attend the Company’s 2019 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 1, 2019, at 2:00 p.m. local time at the FMC Tower at Cira Centre South, 2929 Walnut Street, 24th Floor, Philadelphia, Pennsylvania 19104. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, we will report to you on the Company’s earnings, results and other achievements during 2018 and on our outlook for 2019. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

Your vote is important. Please vote your proxy promptly so your shares can be represented. Please see your proxy card for specific instructions on how to vote.

If you plan to attend the meeting, please send written notification to the Company’s Investor Relations Department, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, Pennsylvania 19104, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. If your shares are held by a bank, broker or other intermediary and you plan to attend, you must enclose with your notification evidence of your ownership, such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement. If you wish to vote at the meeting, please refer to the section of this proxy statement entitled “How to Vote” for specific instructions.

I look forward to seeing you on May 1.

Sincerely,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 1, 2019

2:00 p.m.

FMC Tower at Cira Centre South

2929 Walnut Street, 24th Floor

Philadelphia, Pennsylvania 19104

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Livent Corporation. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

1.	Elect two directors to serve as Class I directors for a three-year term to expire at the 2022 annual meeting of stockholders.

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

3.	Consider and act upon any other business properly brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2019:

The proxy statement and the annual report to security holders are available at www.livent.com

By order of the Board of Directors,

SARA PONESSA

Vice President,

General Counsel and Secretary

March 27, 2019

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I.	GENERAL INFORMATION

SOLICITATION OF PROXIES

The Board of Directors (“Board”) of Livent Corporation (the “Company”, “Livent” or “we”) is soliciting proxies for use at the Company’s 2019 Annual Meeting of Stockholders and any postponements or adjournments of that meeting (as so postponed or adjourned, the “Annual Meeting”). The Company first mailed this proxy statement, the accompanying form of proxy and the Company’s Annual Report for 2018 on or about March 27, 2019.

AGENDA ITEMS

The agenda for the Annual Meeting is to:

1.	Elect two directors to serve as Class I directors for a three-year term to expire at the 2022 annual meeting of stockholders;

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2019; and

3.	Conduct other business properly brought before the meeting.

SEPARATION OF LIVENT FROM FMC CORPORATION

Following the completion of the Company’s initial public offering in October 2018 (the “IPO”), FMC Corporation (“FMC”) retained approximately 84% of Livent’s outstanding common stock. On March 1, 2019, the Company became an independent company as a result of FMC’s distribution to FMC stockholders of all 123 million shares of Livent common stock that FMC owned (the “Distribution”).

Each FMC stockholder of record as of the close of business on February 25, 2019, the record date of the Distribution, received 0.935301 shares of Livent common stock for each share of FMC common stock held on such date. All shares of Livent common stock issued in the IPO and all shares distributed as part of the Distribution will be eligible to vote at the Annual Meeting.

INFORMATION ABOUT VOTING

WHO CAN VOTE

You can vote at the Annual Meeting if you were a holder of the Company’s common stock, par value of $0.001 per share (“Common Stock”), on the record date. The record date is the close of business on March 11, 2019. You will have one vote for each share of Common Stock. As of March 11, 2019, there were 146,000,000 shares of Common Stock outstanding.

HOW TO VOTE

You may vote in one of four ways:

■	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;
■	You can vote by Internet;
■	You can vote by telephone; or
■	You can cast your vote at the Annual Meeting.

If you plan to cast your vote at the meeting, please send written notification to the Company’s Investor Relations Department, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA, 19104, so that your name can be put on an admission list held at the registration desk at the entrance to the meeting. If you are a registered stockholder and wish to vote at the Annual Meeting, in addition to the above-referenced attendance notification, you must provide proper identification as the stockholder of record at the registration desk, but no additional authorization will be required in order to cast your vote. If you hold your shares through a broker, bank or other intermediary and you wish to vote at the Annual Meeting, in addition to the above-referenced attendance notifications, you must obtain a legal proxy from your broker, bank or other intermediary authorizing you to vote at the Annual Meeting. We will be unable to accept a vote from you at the Annual Meeting without that authorization.

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USE OF PROXIES

Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director and FOR Proposal 2, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

QUORUM REQUIREMENT

We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy at the Annual Meeting. Abstentions, broker non-votes (described below) and votes withheld are counted as present for the purpose of establishing a quorum.

VOTE REQUIRED FOR ACTION

Directors are elected by a majority of the votes cast in an uncontested election. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, any nominee who receives a majority of the votes cast with respect to his or her election at the Annual Meeting will be elected to the Board (or re-elected, in the case of any nominee who is an incumbent director). Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposal 2 requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting.

ABSTENTIONS OR LACK OF INSTRUCTIONS TO BANKS OR BROKERS

Abstentions will not be counted as votes cast for the election of directors, and thus will have no effect on the election of directors. With respect to Proposal 2, abstentions will have the effect of a vote against such proposals.

A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the beneficial owner with respect to a non-routine matter to be voted on at the Annual Meeting by a specified date before the Annual Meeting. Banks, brokers and other nominees may vote undirected shares on matters deemed routine in accordance with New York Stock Exchange (“NYSE”) rules, but they may not vote undirected shares on matters deemed non-routine in accordance with such rules. For this purpose, the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, but the election of directors is considered a non-routine matter. In the event of a broker non-vote in the election of directors at the Annual Meeting, the broker non-vote will not have any effect on the outcome inasmuch as broker non-votes are not counted as votes cast or as shares present and entitled to be voted with respect to any matter on which the broker has expressly not voted.

REVOKING A PROXY

You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

■	Sending a written notice to the Corporate Secretary of Livent;

■	Delivering a properly executed, later-dated proxy; or

■	Attending the Annual Meeting and voting in person, provided that you comply with the conditions set forth in the section of this proxy statement above entitled “How to Vote”.

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II.	THE PROPOSALS TO BE VOTED ON

PROPOSAL 1	ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

The Board of Directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their death, resignation or removal or their successors are duly elected and qualified. Vacancies on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office for a term that shall coincide with the remaining term of the class of Directors to which he or she is elected. A Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

The Board of Directors currently consists of seven directors, divided into the following three classes:

■	The Class I directors are Michael F. Barry and Steven T. Merkt, and their terms will expire at the Annual Meeting;

■	The Class II directors are Paul W. Graves and Andrea Utecht, and their terms will expire at the 2020 annual meeting of stockholders (the “2020 Annual Meeting”); and

■	The Class III directors are Pierre Brondeau, G. Peter D’Aloia, and Robert C. Pallash, and their terms will expire at the 2021 annual meeting of stockholders.

Both of our Class I directors have been nominated to serve as Class I directors and have agreed to stand for election. If elected, the Class I directors’ next term will expire at the 2022 annual meeting of stockholders. Information about the nominees is contained in the section of this proxy statement entitled “Board of Directors”.

The Board of Directors expects that each of the nominees will be able and willing to serve as directors. If any nominee becomes unavailable, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MICHAEL F. BARRY AND STEVEN T. MERKT TO THE BOARD OF DIRECTORS AS CLASS I DIRECTORS AS DESCRIBED ABOVE.

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PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has approved KPMG LLP (“KPMG”) continuing to serve as the Company’s independent registered public accounting firm for 2019.

The Audit Committee periodically reviews the performance of the independent external audit firm. In conjunction with the mandated rotation of KPMG’s lead engagement partner, the Audit Committee and its chairperson also evaluate and approve the selection of KPMG’s new lead engagement partner.

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of KPMG. For fiscal year 2018, KPMG’s fees, all of which were approved by the Audit Committee, are included in the table below. No independent auditors provided any services directly to the Company during fiscal year 2017, as we had not yet separated from FMC.

($000)	2018
Audit Fees(1)	$1,686
Audit Related Fees(2)	$230
Tax Fees(3)	–
All Other Fees(4)	–
TOTAL	$1,916

(1)	Fees for professional services performed by KPMG for the integrated audit of the Company’s annual consolidated and combined financial statements included in the Company’s Form 10-K filing and review of the financial statements included in the Company’s Form 10-Q filings. The amount also includes other services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.

(2)	Fees for services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit and compensation plan audits, as well as audit related services in connection with attestations by KPMG that are required by statute, regulation, or contractual requirements.

(3)	Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning.

(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above.

PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES

The Audit Committee has adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accounting firm. The following is a summary of the Pre-Approval Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of expected services and estimated fees, as presented by the independent registered public accounting firm. The independent registered public accounting firm will routinely update the Audit Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services or services for which the fees to be incurred would exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee by both the Company’s Chief Financial Officer and the independent registered public accounting firm.

The request or application must include a statement as to whether, in the view of both the independent registered public accounting firm and the Chief Financial Officer, such request or application is consistent with the rules of the Securities and Exchange Commission (“SEC”) regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee subject to a $100,000 limit for each request, provided that any such approval would then be reviewed by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee has determined that the independence of KPMG has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

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III.	BOARD OF DIRECTORS

DIRECTOR QUALIFICATIONS

Directors are selected based on integrity, successful business experience, stature in their own fields of endeavor and diversity of perspectives they bring to the Board. Desired attributes of all directors include (i) ability to reach thoughtful, independent and logical judgments on difficult and complex issues; (ii) demonstrated leadership; (iii) knowledge, experience and skills in areas relevant to the Company’s lines of business; (iv) objectivity; and (v) willingness and ability to cooperate and engage with other members of the Board openly and constructively. Directors must also be able to view the issues the Company faces from the stockholders’ perspective and be committed to representing the long-term interests of our stockholders. We also require that our directors be able to commit the time necessary to ensure the  diligent performance of their duties. Our Statement of Governance Principles, Policies and Procedures requires that following the Trigger Date (as defined therein), a majority of directors must be ‘independent’ within the meaning of the Sarbanes Oxley Act and NYSE Listing Standards.

BOARD DIVERSITY

We believe that maintaining a diverse Board membership with varying backgrounds, skills, expertise and other differentiating personal characteristics enhances the quality and diversity of thought in the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. In seeking candidates who possess diversity of experience, background and perspective, the Nominating and Corporate Governance Committee casts a wide net and considers candidates whose diversity is based on race, gender, industry experience, type of position held, and other board experience. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board and the evolving needs of the Company.

The professional experience, qualifications, skills and expertise of each director is set forth below.

NOMINEES FOR DIRECTOR

CLASS I DIRECTORS, NEW TERM EXPIRING IN 2022

MICHAEL F. BARRY
Age 60 Director since: 2018

PRINCIPAL OCCUPATION:

Chief Executive Officer and President of Quaker Chemical since October 2008 and Chairman of the Board of Quaker since May 2009

Mr. Barry has held leadership and executive positions of increasing responsibility since joining Quaker in 1998, including Senior Vice President and Managing Director–North America from January 2006 to October 2008; Senior Vice President and Global Industry Leader–Metalworking and Coatings from July to December 2005; Vice President and Global Industry Leader–Industrial Metalworking and Coatings from January 2004 to June 2005; and Vice President and Chief Financial Officer from 1998 to August 2004.

OTHER BOARD EXPERIENCE:

Mr. Barry is a member of the Board of Directors of Rogers Corporation in addition to serving as Chairman of Quaker Chemical’s Board of Directors.

QUALIFICATIONS:

Mr. Barry’s significant business experience resulting from senior executive positions in the global chemical industry, and his service as a director of other public companies, make him a valuable contributor to our Board.

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STEVEN T. MERKT
Age 51 Director since: 2018

PRINCIPAL OCCUPATION:

President of the Transportation Solutions segment at TE Connectivity Ltd., one of the world’s largest suppliers of connectivity and sensor solutions to the automotive and commercial vehicle marketplaces, since August 2012

Before August 2012, Mr. Merkt was President of TE’s Automotive business. Since joining TE in 1989, Mr. Merkt has held various leadership positions in general management, operations, engineering, marketing, supply chain, and new product launches.

OTHER BOARD EXPERIENCE:

Mr. Merkt is a member of the Board of Directors of the Isonoma Foundation.

QUALIFICATIONS:

Mr. Merkt’s experience particularly in the automotive and commercial vehicle sectors makes him a valuable contributor to our Board.

CONTINUING DIRECTORS

CLASS II DIRECTORS, TERM EXPIRING IN 2020

PAUL W. GRAVES
Age 47 Director since: 2018

PRINCIPAL OCCUPATION:

President, Chief Executive Officer and Director of Livent

Before joining Livent, Mr. Graves served as Executive Vice President and Chief Financial Officer of FMC from 2012 to 2018. Mr. Graves previously served as a managing director and partner in the Investment Banking Division at Goldman Sachs Group in Hong Kong and was the co-head of Natural Resources for Asia (excluding Japan). In that capacity, he was responsible for managing the company’s Pan-Asian Natural Resources Investment business. Mr. Graves also served as Global Head of Chemical Investment Banking for Goldman Sachs, which he joined in 2000. Mr. Graves previously held finance and auditing roles of increasing responsibility at Ernst & Young, British Sky Broadcasting Group, ING Barings and J. Henry Schroder & Co.

QUALIFICATIONS:

Mr. Graves’s in-depth knowledge of the lithium business, his experience as FMC’s Chief Financial Officer and his financial expertise enables him to offer valuable insights to our Board of Directors.

ANDREA E. UTECHT
Age 70 Director since: 2018

PRINCIPAL OCCUPATION:

Executive Vice President, General Counsel and Secretary of FMC since January 2011

Ms. Utecht joined FMC in July 2001 as Chief Legal Officer and served as FMC’s Vice President, General Counsel and Secretary since January 2002. Prior to joining FMC, Ms. Utecht was Senior Vice President, Secretary and General Counsel of ATOFINA Chemicals, Inc. (now known as Arkema Inc.). She was with ATOFINA and its predecessor companies for 20 years, including three years as Vice President for acquisitions and divestitures. Ms. Utecht will be retiring from FMC effective March 31, 2019.

QUALIFICATIONS:

Ms. Utecht’s legal experience and intimate knowledge of the lithium business make her a significant contributor to the Board of Directors.

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CLASS III DIRECTORS, TERM EXPIRING IN 2021

PIERRE BRONDEAU
Age 61 Director since: 2018

PRINCIPAL OCCUPATION:

Chairman, Livent, and CEO and Chairman, FMC Corporation

Mr. Brondeau joined FMC as President and Chief Executive Officer in January 2010 and became its Chairman in October 2010. Before joining FMC, Mr. Brondeau served as President and Chief Executive Officer, Dow Advanced Materials Division, until his retirement in September 2009. Prior to Dow’s acquisition of Rohm and Haas Company in April 2009, he was President and Chief Operating Officer of Rohm and Haas from May 2008. Mr. Brondeau held numerous executive positions during his tenure at Rohm and Haas from 1989 through May 2008.

OTHER BOARD EXPERIENCE:

Mr. Brondeau is a member of the Board of Directors of FMC and TE Connectivity. Until March 2016, Mr. Brondeau served on the Board of Directors of Marathon Oil Corporation.

QUALIFICATIONS:

Mr. Brondeau’s current role as CEO and Chairman of FMC, where he was responsible for the Lithium Division, and his former senior executive positions in the chemical industry, make him an important contributor to the Board of Directors.

G. PETER D’ALOIA
Age 74 Director since: 2018

PRINCIPAL OCCUPATION:

Former Managing Director and member of the Board of Directors of Ascend Performance Materials Holdings, Inc., a producer of Nylon 66 and related chemicals

Mr. D’Aloia served as Managing Director and a member of the Board of Directors of Ascend Performance Materials Holdings, Inc. from June 1, 2009 until March 31, 2017. From February 2000 until June 2008, Mr. D’Aloia served as Senior Vice President and Chief Financial Officer of Trane, Inc. (formerly American Standard Companies, Inc.). Prior to that, he was employed by Honeywell (formerly AlliedSignal Inc.), a diversified industrial company, most recently serving as Vice President-Strategic Planning and Business Development. He spent 28 years with AlliedSignal Inc. in diverse management positions, including Vice President-Taxes, Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer for the Engineered Materials sector.

OTHER BOARD EXPERIENCE:

Mr. D’Aloia has served as a member of the Board of Directors of FMC since 2002 and is also is a member of the Board of Directors of Wabco, Inc. Mr. D’Aloia served on the Board of Directors of ITT Inc. until May 2017.

QUALIFICATIONS:

Mr. D’Aloia’s significant financial and business experience resulting from senior executive and financial roles in large manufacturing operations, and his service as a director of other public companies, make him highly qualified to be a director of the Company.

ROBERT C. PALLASH
Age 67 Director since: 2018

PRINCIPAL OCCUPATION:

Retired President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer

From January 2008 until December 2013, Mr. Pallash served as President, Global Customer Group and Senior Vice President of Visteon Corporation, an automotive parts manufacturer. From August 2005 to January 2008, Mr. Pallash was Senior Vice President, Asia Customer Group for Visteon. He joined Visteon in September 2001 as Vice President, Asia Pacific. Visteon filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in May 2009 and emerged from bankruptcy in October 2010. Prior to joining Visteon, Mr. Pallash served as President of TRW Automotive Japan from 1999.

OTHER BOARD EXPERIENCE:

Mr. Pallash has served as a member of the Board of Directors of FMC since 2008, and he served on the Board of Directors of Halla Climate Controls in South Korea, a majority-owned subsidiary of Visteon Corporation until December 2013.

QUALIFICATIONS:

Mr. Pallash’s international experience, particularly in Asia where the Company seeks to grow its business, and his automotive industry experience enable him to bring significant value as a member of the Board of Directors.

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IV.	INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

MEETINGS

During 2018, the Board of Directors held four regular meetings and no telephonic meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board and all Committees on which they served.

COMMITTEES AND INDEPENDENCE OF DIRECTORS AND CONTROLLED COMPANY EXCEPTION

The current Board was not fully constituted until October 10, 2018. Prior to that time the Board was composed entirely of officers of FMC, Livent’s parent company. Following the IPO and prior to March 1, 2019, the date of the Distribution, the Company was a “controlled company” within the meaning of the NYSE corporate governance standards, because FMC owned a majority of the common stock eligible to vote in the election of our directors. Under these governance standards, a company of which more than 50% of the voting power is held by another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that the board of directors (1) be comprised of a majority of independent directors, (2) have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) have a nominating committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although following the IPO we have had a majority of independent directors, our Nominating and Corporate Governance Committee and our Compensation and Organization Committee have not consisted entirely of independent directors, as permitted by NYSE’s rules for controlled companies. Since we ceased to be a “controlled company” on March 1, 2019, we will comply with all applicable NYSE requirements concerning the independence of our board committees within the one-year transition period permitted by the NYSE.

The Board has affirmatively determined that each of Messrs. Barry, D’Aloia, Merkt and Pallash meets the NYSE rules regarding independence and has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has five standing Committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee and a Sustainability Committee. The Audit Committee is entirely composed of independent directors as determined by the Board on the basis set forth above. A majority of the members on each of the Compensation and Organization Committee and Nominating and Corporate Governance Committee are also independent on the basis set forth below.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self- assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

■	Review the effectiveness and adequacy of the Company’s internal controls

■	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10-K and 10-Q, including Management’s Discussion and Analysis, and ensure that the Company’s financial reports fairly represent its operations

■	Review the effectiveness, scope and performance of activities of the independent registered public accounting firm and the internal auditor function

■	Review significant changes in accounting policies

■	Select the independent registered public accounting firm and confirm its independence

■	Review potentially significant litigation

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■	Review federal income tax issues

■	Review environmental matters

■	Review the Company’s policies with respect to risk assessment and risk management

■	Review with management the Company’s earnings releases

■	Monitor the Company’s compliance with legal and regulatory requirements

■	Pre-approve audit and non-audit services provided by the independent registered public accounting firm

Members: Mr. Barry (Chair), Mr. D’Aloia, and Mr. Merkt. The Board of Directors has determined that each member of the Audit Committee is “independent” as defined by SEC and NYSE rules, meets the SEC requirements for an “audit committee financial expert” and is “financially literate” as required by the NYSE. The Board has also determined that no current Audit Committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2018: two.

COMPENSATION AND ORGANIZATION COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Organization Committee (the “Compensation Committee”), including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”.

The principal duties of this Committee include, among other things:

■	Review and approve compensation policies and practices for senior executives

■	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other executive officers

■	Review as necessary the Company’s compensation programs, policies and practices with respect to risk assessment

■	Review performance and establish the total compensation for the Chief Executive Officer and other senior executives

■	Approve issuances of equity and other incentive awards to the Chief Executive Officer and other executive officers

■	Administer the Company’s Incentive Compensation and Stock Plan and determine whether to authorize any delegation permitted under the plan

■	Review significant organizational changes and management succession planning

■	Recommend to the Board of Directors candidates for officers of the Company

■	Review the terms of employment agreements, severance agreements, change in control agreements and other compensatory arrangements for senior executives

■	Conduct an annual self-assessment

■	Oversee evaluation of management performance and development

■	Review executive stock ownership guidelines and oversee clawback, hedging, and pledging policies

■	Once the Company is no longer an “emerging growth company,” as defined in the federal securities laws, review the Compensation Discussion and Analysis and based on such review, recommend to the Board of Directors that it be included in the annual proxy statement

■	Once the Company is no longer an “emerging growth company,” review stockholder votes and other input on executive compensation practices and independently determine if any changes are necessary

■	Prepare the Compensation Committee Report to be included in the Company’s annual proxy statement or Form 10-K, if required

Members: Mr. Brondeau (Chair), Mr. Merkt and Mr. Pallash. The Board of Directors has determined that each of Messrs. Merkt and Pallash is independent as defined by NYSE rules.

Number of Meetings in 2018: one.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The role and responsibilities of the Nominating and Corporate Governance Committee are set forth in the Statement of Governance Principles, Policies and Procedures adopted by our Board of Directors. A current copy of this document is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

■	Review and recommend candidates for director

■	Review, recommend and prioritize criteria for Board of Directors composition

■	Recommend Board of Directors meeting formats and processes

■	Recommend the number, function, composition and Chairmen of Board of Directors’ Committees

■	Oversee corporate governance, including an annual review of governance principles

■	Review and approve director compensation policies, including the determination of director compensation

■	Oversee Board of Directors and Committee evaluation procedures

■	Determine director independence

■	Recommend whether to accept or reject a director resignation or take other action, where a director has failed to receive a majority of votes cast in an uncontested director election

Members: Ms. Utecht (Chair), Mr. Barry, and Mr. D’Aloia. The Board of Directors has determined that each of Messrs. Barry and D’Aloia is independent as defined by NYSE rules.

Number of Meetings in 2018: none.

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EXECUTIVE COMMITTEE

The Executive Committee will act in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Brondeau (Chair), Mr. D’Aloia, and Mr. Graves.

Number of Meetings in 2018: none.

SUSTAINABILITY COMMITTEE

The Board of Directors has adopted a written charter that outlines the duties of the Sustainability Committee, including conducting an annual self-assessment. A current copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The Committee’s scope will encompass safety, environmental and sustainability programs of the Company and its principal duties include:

■	Monitor the Company’s Sustainability Program, including program development and advancement, goals and objectives, and progress toward achieving those objectives

■	Employee occupational safety and health, and process safety programs

■	Environmental responsibility

■	Programs with regard to the American Chemistry Council’s Responsible Care® initiative

Members: Mr. Pallash (Chair), Mr. Brondeau, and Ms. Utecht.

Number of Meetings in 2018: none.

DIRECTOR WHO PRESIDES OVER EXECUTIVE SESSIONS

In accordance with the Livent Corporation Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. These ‘outside director only’ sessions shall be led by the Chairman of the Board, unless the positions of Chairman of the Board and Chief Executive Officer are not held by separate individuals, in which case these sessions shall be led by the Lead Director.

DIRECTOR COMPENSATION

COMPENSATION POLICY

The Company maintains the Livent Corporation Compensation Policy for Non-Employee Directors (“Director Compensation Policy”) to provide for the compensation described below. The Board administers the Director Compensation Policy. Competitive market data on director pay levels and design practices are prepared by and reviewed with the Company’s consultant, Aon. The Director Compensation Policy is not applicable to directors who are also employees of the Company or its affiliates. Accordingly, Mr. Graves, our CEO, and both Mr. Brondeau and Ms. Utecht, each of whom are executives of FMC, received no additional compensation for their service as a director in 2018. However, following the Distribution, the Company is no longer an affiliate of FMC, and Ms. Utecht and Mr. Brondeau will be entitled to be compensated the same as other non-employee directors pursuant to the Director Compensation Policy. Effective March 31, 2019, Ms. Utecht will be retiring from her position at FMC.

For a description of the compensation paid to Mr. Graves for his service during 2018 as our CEO, see below under the heading “Executive Compensation”. For a description of the compensation paid to Mr. Brondeau and Ms. Utecht with respect to their service during 2018 as FMC executives, see the proxy statement filed by FMC with the SEC on or about March 22, 2019, which is available at https://www.sec.gov/edgar/searchedgar/companysearch.html.

RETAINER AND FEES

Currently, each non-employee director is paid an annual retainer of $75,000 or a pro rata amount for any portion of a year served. The retainer is paid in quarterly installments in cash, unless, for years after 2018, the director elects to receive all or part of it in restricted stock units (or “RSUs”). Restricted stock units granted in lieu of an annual cash retainer are awarded on May 1 of the relevant calendar year, and are subject to forfeiture on a pro rata basis if the director does not serve for the full year in respect of which the retainer is paid. The forfeiture condition is waived in the event of a change in control of the Company or if the director’s service ceases due to his or her death or disability. Each director who chairs a committee is paid an additional $10,000 per year except

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the Chairman of the Compensation Committee is paid an additional $15,000 per year, and the Chairman of the Audit Committee is paid an additional $20,000 per year. Audit Committee members (other than the Chairman of the Audit Committee) also receive an additional $5,000 annual retainer. The non-executive Chairman is entitled to an additional $20,000 annual retainer. All such annual retainer, committee and Chairman payments are paid quarterly.

ANNUAL GRANT OF RESTRICTED STOCK UNITS

Each non-employee director will also receive an annual grant of restricted stock units on May 1 of each calendar year having a value of $90,000 on the date of grant. In 2018, each non-employee director serving on the Board at the completion of the IPO received a one-time initial award of restricted stock units valued at $47,344 on the date of grant. This number represented a pro-rated portion of the $90,000 annual grant of restricted stock units, calculated with respect to the directors’ service on the Board between the IPO and May 1, 2019 (“IPO Director Awards”).

The IPO Director Awards and subsequent annual grants will vest at the annual meeting of stockholders held in the year following the date of grant or, if sooner, upon a change in control of the Company. In addition, the restricted stock units will vest on a pro rata basis if the director dies before the annual meeting at which the units would have otherwise vested.

PAYMENT OF VESTED RESTRICTED STOCK UNITS

A director is permitted to specify, prior to the year in which the restricted stock units are credited, the date upon which he or she wishes to receive payment in Common Stock of any vested restricted stock units. In the absence of an election, payment will be made upon the earlier of a director’s cessation of service on the Board or a change in control of Livent. The directors’ ability to sell any distributed shares remains subject to the restrictions of the Company’s Director Stock Ownership Policy, which policy is described below.

OTHER COMPENSATION

Non-employee directors also receive dividend equivalent rights on all restricted stock units awarded as part of their annual retainers and on any vested restricted stock units awarded as an annual grant. Such dividend equivalent rights are credited in the form of additional restricted stock units equal in value to the cash dividends paid to stockholders. No other remuneration is paid to non-employee directors for services as a director of the Company. Non-employee directors do not participate in the Company’s nonqualified deferred compensation plan or employee benefit plans. The Company supports the charitable donations of directors under its matching gifts plan that provides a dollar-for-dollar match of gifts up to $15,000 per year to certain educational institutions, arts and cultural organizations, and conservation and civic organizations.

DIRECTOR STOCK OWNERSHIP POLICY

The Company has established guidelines setting expectations for the ownership of Company stock by non-employee directors. The Director Stock Ownership Policy requires that within 5 years of being elected to the Board, each non-employee director hold a minimum of five times the value of the annual cash retainer (the “ownership requirement”), currently $375,000. For this purpose, undistributed shares underlying restricted stock units (both vested and non-vested) are considered “held” by a director. A director has five years from the date of his or her election to the Board to achieve compliance with the ownership requirement. However, even during the initial five-year phase-in period, directors are not permitted to sell shares of Common Stock, other than to satisfy tax liabilities triggered by Company equity grants, unless they will be in compliance with the ownership requirement (calculated on the then current annual cash retainer) immediately following any sale of Common Stock. Compliance with the ownership requirement is measured at the time of any proposed sale or disposition of shares of Common Stock by a director, and after the initial five year phase-in period, on December 31 of each year.

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DIRECTOR COMPENSATION TABLE 2018

The table below shows the total compensation paid to each non-employee director who served on the Board during 2018.

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards(1) ($)(c)	All Other Compensation ($)(d)	Total ($)(e)
Pierre Brondeau	–	–	–	–
G. Peter D’Aloia(2)	22,356	47,344	–	69,700
Michel Barry	26,548	47,344	–	73,892
Steven Merkt	22,356	47,344	–	69,700
Robert C. Pallash(2)	23,753	47,344	–	71,097
Andrea E. Utecht	–	–	–	–
(1)	The amounts in Column (c) reflect the grant date fair value of directors’ stock awards for 2018 computed in accordance with FASB ASC Topic 718. See Note 12 to the consolidated and combined financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for the assumptions used in the valuations that appear in this column. The grant date for the IPO Director Awards was October 15, 2018 and 2,959 RSUs were granted to the non-employee directors on that date. The aggregate number of restricted stock units outstanding at fiscal year-end for each of Messrs. D’Aloia, Barry, Merkt, and Pallash, was 2,959 RSUs.
(2)	Messrs. D’Aloia and Pallash also served as non-employee directors of FMC during 2018 and received the following compensation from FMC in their capacity as such:

FMC CORPORATION DIRECTOR COMPENSATION TABLE 2018

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)	All Other Compensation ($)(d)	Total ($)(e)
G. Peter D’Aloia	113,333	130,040	15,044	258,417
Robert C. Pallash	105,000	130,040	20,575	255,615

CORPORATE GOVERNANCE

COMMUNICATING WITH THE BOARD

Stockholders may communicate with the Board of Directors, the Chairman of the Compensation and Organization Committee, or any other individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, Livent Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. All communications will be delivered as addressed.

DIRECTOR NOMINATION PROCESS

The Nominating and Corporate Governance Committee is responsible for seeking, screening and recommending to the Board, candidates for Board membership. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter and summarized in the section above entitled “Director Qualifications.” The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided it is timely made and that the other information specified in the By-Laws, accompanies the stockholder’s recommendation.

Any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s By-Laws. Notice of a stockholder’s intent to nominate one or more candidates for election as directors at the 2020 Annual Meeting must be delivered to the Company at the address set forth below, not later than February 3, 2020. All nominations, together with the additional information required by the Company’s By-Laws, must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104. A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary at the same address. The Board reserves the right not to include such nominees in the proxy statement.

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ANNUAL PERFORMANCE REVIEW

The Nominating and Corporate Governance Committee annually surveys all Directors for evaluation of Board and Committee performance overall and in specific areas of responsibility in accordance with the Company’s Statement of Governance Principles, Policies and Procedures.

The Board and Committees perform annual self-evaluations of their performance. A lengthy questionnaire is sent to each director covering several topics, including Board structure and composition (and what additional skills, if any, may be needed), preparation of members and whether they stay abreast of issues, understanding of Company strategy, whether expectations and concerns are adequately communicated to the CEO, CEO succession planning procedures, performance of committees, and length and content of Board meetings. Each Committee member also completes a shorter questionnaire assessing the performance of his or her Committee.

After obtaining written responses to the questionnaires, the Corporate Secretary conducts a telephone interview with each director to elicit elaboration of views expressed and any other issues the director wishes to discuss. A written report summarizing the responses from the questionnaires and the telephone interviews is presented to the Nominating and Corporate Governance Committee to determine whether any action is required, with a copy of the report also going to the full Board. Individual responses remain anonymous to ensure complete candor.

Any concern or issue with regard to an individual director’s performance would be reviewed with the Chairman of the Nominating and Corporate Governance Committee for discussion with the director and any further action. The Board is committed to ensuring that its members maintain the necessary skills, qualifications, experience and diversity, and the Board will continue to consider and implement changes to the composition of the Board in light of its annual performance evaluations.

RETIREMENT/RESIGNATION POLICY FOR DIRECTORS

Our Statement of Governance Principles, Policies and Procedures provides that a range in director age is desirable to allow staggered retirement and replacement of desired skills on a planned basis with appropriate continuity.

In accordance with our majority voting standard for the election of directors in uncontested elections, incumbent director nominees are required to tender a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at any meeting of stockholders at which directors are being elected and (ii) the Board accepts such resignation.

Non-employee directors are expected to submit their resignation from the Board upon termination of active service as an employee or a significant change in responsibilities, unless requested by the Board to continue as a Board member for an agreed period.

Employee directors, specifically including the Company’s Chief Executive Officer, are expected to retire from the Board simultaneous with retirement from the Company unless requested by the Board to continue as a Board member for an agreed period.

ATTENDANCE AT ANNUAL MEETINGS

The Company’s policy is that all directors are expected to attend the annual meeting of stockholders.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Stockholders may make proposals to be considered at the 2020 Annual Meeting. In order to make a proposal for consideration at the 2020 Annual Meeting, a stockholder must deliver notice to the Company at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if the Company provides public disclosure of the date of the 2020 Annual Meeting less than 70 days in advance of the meeting date, then the deadline for the stockholder’s notice and other required information is 10 days after the date of the Company’s notice or public disclosure of the date of the 2020 Annual Meeting.

In addition to being able to present proposals for consideration at the 2020 Annual Meeting, stockholders may also be able to have their proposals included in the Company’s proxy statement and form of proxy for the 2020 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to the Company at the address set forth below not later than November 23, 2019, and the stockholder must otherwise comply with applicable SEC requirements. If the stockholder complies with these requirements for inclusion of a proposal in the Company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the Company’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

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CORPORATE GOVERNANCE DOCUMENTS

The Company’s website is located at www.livent.com. The following corporate governance documents are posted on the Investor Relations page of the website under Corporate Governance Guidelines:

■	Audit Committee Charter

■	Compensation and Organization Committee Charter

■	Livent Statement of Governance Principles, Policies and Procedures (This document includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles.)

■	Sustainability Committee Charter

BOARD LEADERSHIP STRUCTURE

The positions of Chairman of the Board and Chief Executive Officer of the Company are separate. Mr. Brondeau serves as Chairman of the Board and Mr. Graves serves as our Chief Executive Officer and President. Our Corporate Governance principles provide that the Board should consider the issue of separation of the Chairman and Chief Executive Officer positions under the circumstances prevailing from time to time. When the positions are not separate, a Lead Director shall be appointed. The responsibilities of the Lead Director under this structure would include: serving as the liaison between the Chairman and the non-employee directors, reviewing, advising on or approving information sent to the Board, approving meeting agendas and schedules, calling meetings of the non-employee directors, serving as a member of the Executive Committee, and presiding at all meetings at which the Chairman is not present, including executive sessions of the non-employee directors.

BOARD’S ROLE IN OVERSEEING THE RISK MANAGEMENT PROCESS

As part of the Company’s risk management process, the Board regularly discusses with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps the Company takes to manage them. The Board also reviews the designation of the management person or entity responsible for managing such risks, and evaluates the steps being taken to mitigate the risks. The Board’s monitoring role is carried out by either the full Board or a Committee that reports to the Board, depending on the risk in question. The Board has determined that a separate Risk Committee is not warranted at this time.

CODE OF ETHICS AND BUSINESS CONDUCT POLICY

The Company has a Code of Ethics and Business Conduct policy that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Investor Relations page of the Company’s website at www.livent.com.

The Company intends to post any amendments to, or waivers from, the Policy required to be disclosed by either SEC or NYSE regulations on the Corporate Governance Guidelines section of the Investor Relations page of the Company’s website.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, Messrs. Brondeau, Merkt and Pallash served as members of the Compensation Committee. Each of Messrs. Merkt and Pallash have been determined by the Board to be independent on the basis described in the above section entitled “Committees and Independence of Directors”. None of the members listed above has been an officer or employee of the Company, and no executive officer of the Company has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board of Directors.

Mr. Brondeau is the Chief Executive Officer and Chairman of the Board of Directors of FMC. For a description of our agreements with FMC, see below under the heading “Related Party Transactions Policy—Agreements with FMC.”

RELATED PARTY TRANSACTIONS POLICY

The Board of Directors Statement of Policy with respect to Related Party Transactions sets forth the Company’s position and procedures with respect to review, approval or ratification of related party transactions, including the types of transactions addressed by the Policy.

Under the Policy, “Related Parties” are defined to include executive officers and directors of the Company and their immediate family members, a stockholder owning in excess of 5% of the Company (or its controlled affiliates), and entities in which any of the foregoing have a substantial ownership interest or control.

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With respect to any transaction where a related party receives a benefit equal to or in excess of a de minimis amount of $5,000 (when aggregated with all similar transactions) the Policy requires that the transaction be pre-approved (or, if equal to or less than $120,000, ratified) by the Audit Committee and disclosed where required by SEC rules. During the period that the Company was a “controlled company” as described on page 12, all Related Party Transactions between the Company and FMC were subject to review and approval or ratification by those members of the Audit Committee who are both independent and not FMC-affiliated directors. The Policy also provides that any related party (other than FMC, a director who serves as an officer or director of FMC or an otherwise unaffiliated 5% shareholder) who is presented with a “corporate opportunity” within the Company’s line of business, must first offer that opportunity to the Company.

Notwithstanding the foregoing, in the case of an ordinary course of business transaction between the Company and an entity of which a potential director nominee of the Company is an executive officer or significant stockholder of the entity, provided the director does not otherwise have a material interest in the transaction, the Policy provides a different standard for the review and approval of transactions that involve payments in any year to or from the Company in excess of either: (i) 1% of the Company’s consolidated revenues for the most recently completed fiscal year or (ii) the greater of $1 million or 1% of the other entity’s consolidated revenues for the most recently completed fiscal year. If the transaction does not exceed the above-mentioned thresholds (and the director does not have a material interest in the transaction), the transaction will be reviewed by the Nominating and Corporate Governance Committee as part of its review of director independence. If the director does have a material interest in the transaction, regardless of whether the above-mentioned thresholds are exceeded, the transaction must be approved or ratified by the Audit Committee in accordance with the preceding paragraph.

In the event of an ordinary course of business transaction that exceeds the above-mentioned thresholds associated with prospective directors, review and approval by the Audit Committee must occur prior to the director’s election, provided that the foregoing does not apply to FMC-affiliated directors who were members of the Board upon consummation of the IPO. After approval or ratification, in each case the director will provide updated information at least annually on the aggregate payments involved in the transaction. This information will be reviewed by the Nominating and Corporate Governance Committee in connection with its review of directors’ independence. If the aggregate amounts involved in the transaction exceed the thresholds noted above, the Audit Committee shall be required again to review and ratify the transaction.

The Related Party Transactions Policy does not apply to transactions available to all employees generally and transactions involving solely matters of executive compensation.

AGREEMENTS WITH FMC

Prior to the completion of the IPO, through a series of steps, FMC transferred to us substantially all of the assets and liabilities of its lithium business (“Lithium Business”). In exchange, we issued or transferred to FMC all of issued and outstanding shares of our capital stock. Following the completion of the IPO, FMC beneficially owned approximately 84% of our outstanding common stock.

In connection with the IPO and the separation of the Company into a publicly traded company, the Company and FMC entered into certain agreements to provide a framework for the Company’s ongoing relationship with FMC. Of the agreements summarized below, the material agreements are filed as exhibits to the Company’s Annual Report on Form 10-K, filed with the SEC on February 28, 2019. These summaries are qualified in their entirety by reference to the full text of such agreements.

SEPARATION AND DISTRIBUTION AGREEMENT

We entered into a separation and distribution agreement with FMC immediately prior to the completion of the IPO that, together with the other agreements summarized below, governs the relationship between FMC and us following the IPO. The separation and distribution agreement generally allocates assets and liabilities to us and FMC according to the business to which such assets or liabilities relate. In particular, the separation and distribution agreement provides, among other things, that, subject to the terms and conditions contained therein: (1) all of the assets primarily related to the businesses and operations of FMC’s Lithium Business were transferred to us or one of our subsidiaries; and (2) certain liabilities (whether accrued, contingent or otherwise and regardless of whether arising or accruing before, on or after the consummation of the IPO) related to or arising out of the businesses and operations of FMC’s Lithium Business were retained by or transferred to us or one of our subsidiaries.

TRANSITION SERVICES AGREEMENT

We entered into a transition services agreement to provide each other, on a transitional basis, certain administrative, human resources, treasury and support services and other assistance, each in a manner and scope generally consistent with the services provided by the parties to each other before our separation from FMC. Pursuant to the transition services agreement, FMC provides certain support services to us. Services are provided on a cost-plus basis. During the fiscal year ended December 31, 2018, we paid approximately $2.3 million to FMC. The transition services agreement was amended on March 1, 2019.

SHAREHOLDERS’ AGREEMENT

We entered into a shareholders’ agreement with FMC immediately prior to the completion of the IPO that governs the relationship between us and FMC as our former parent company. The shareholders’ agreement provides, among other things, that

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during the 12-month period following the date FMC ceased to hold a majority of our common stock, neither the Company nor FMC will solicit, aid, induce or encourage any employee of the other to leave his or her employment or hire any such employee, subject to customary exceptions. We have also agreed that, for so long as FMC is required to consolidate our results of operations and financial position or account for its investment in our company under the equity method of accounting, we will, among other things, cooperate with FMC in the preparation of audited financial statements and quarterly financial statements, not change our independent auditors without FMC’s prior written approval, use our reasonable best efforts to enable our independent auditors to complete their audit of our financial statements in a timely manner so as to permit timely filing of FMC’s financial statements, and consult with FMC regarding the timing and content of our earnings releases and cooperate fully with FMC in connection with any of its public filings. In addition we and FMC are obligated to provide each other access to information of the other, subject to certain limitations and confidentiality obligations.

TAX MATTERS AGREEMENT

We entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Distribution (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The tax matters agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters. Under the tax matters agreement, FMC generally will be responsible for all of our income taxes that are reported on combined tax returns with FMC or any of its affiliates for tax periods ending on or before December 31, 2017. At December 31, 2018, we have obligations to our parent affiliate, FMC, for approximately $16.9 million related to income taxes payable to certain tax jurisdictions and $4.6 million for payments made by FMC on Livent’s behalf related to the separation of Livent from FMC. In addition, at December 31, 2018, we have recorded a $3.1 million indemnification liability to FMC for assets where the offsetting uncertain tax position is with FMC and a $3.0 million indemnification asset from FMC regarding uncertain tax positions that are related to our legacy business before the IPO and for which we are indemnified by FMC. We will generally be responsible for all other income taxes, that would be applicable to us if we filed the relevant returns on a standalone basis, and all non-income taxes attributable to our business.

REGISTRATION RIGHTS AGREEMENT

We entered into a registration rights agreement with FMC immediately prior to the completion of the IPO, pursuant to which we agreed that, upon the request of FMC, we would use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock retained by FMC following the IPO. Our obligations under the registration rights agreement were effectively terminated upon completion of the Distribution.

EMPLOYEE MATTERS AGREEMENT

We entered into an employee matters agreement with FMC immediately prior to the completion of the IPO that governs the relationship between us and FMC with respect to employment, compensation and benefits matters. Upon the closing of the IPO, except as otherwise expressly provided in the employee matters agreement, we generally assumed responsibility for all employment, compensation and benefits-related liabilities relating to our employees (whether active or inactive) and former employees who were last actively employed primarily in FMC’s Lithium Business, whom we collectively refer to as “Lithium Employees,” regardless of whether such liabilities arise before, on or after the closing of the IPO.

Except as otherwise provided in the employee matters agreement, effective as of January 1, 2019 (or, in the case of Lithium Employees located outside of the United States, the date of the closing of the IPO), which we refer to as the “Benefits Commencement Date,” Lithium Employees are eligible to participate in compensation and benefit plans established by us or one of our subsidiaries, and such plans will generally recognize all service for FMC and its affiliates prior to the applicable Benefits Commencement Date for purposes of eligibility, vesting and benefit accruals. However, such service will not be recognized to the extent that such recognition would result in a duplication of benefits. The employee matters agreement was amended and restated on February 4, 2019.

TRADEMARK LICENSE AGREEMENT

We entered into a Trademark License Agreement pursuant to which FMC granted to us a non-exclusive, worldwide, royalty free license to use the “FMC” word mark and related logos (which we refer to as the “Licensed Trademarks”) for a period ending two years after the date of the Distribution solely in connection with any product or service of the Lithium Business as conducted as of the date of our separation from FMC.

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V.	SECURITY OWNERSHIP OF LIVENT CORPORATION

MANAGEMENT OWNERSHIP

The following table shows, as of March 11, 2019, the number of shares of Common Stock beneficially owned by each current director or nominee for director, the executive officers named in the Summary Compensation Table, and all current directors, nominees for director and executive officers as a group. Each director or nominee and each executive officer named in the Summary Compensation Table (“NEOs”) beneficially owns less than one percent of the Common Stock.

	Beneficial Ownership
	on March 11, 2019
Name	Livent Common Stock	Percent of Class
Paul W. Graves(1)	322,943	*
Gilberto Antoniazzi(1)	34,760	*
Thomas Schneberger(1)	6,912	*
Pierre Brondeau(2)	270,245	*
Michael F. Barry(2)	28,959	*
G. Peter D’Aloia(2)	149,417	*
Steven T. Merkt(2)	3,459	*
Robert C. Pallash(2)	34,524	*
Andrea E. Utecht(2)	104,455	*
All current directors and executive officers as a group—10 persons(1)(2)	955,674	*

*	Less than one percent of class

(1)	Shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the Livent Nonqualified Savings Plan for the account of the individual; and (iii) shares subject to options that are exercisable within 60 days of March 11, 2019 (253,747 for Mr. Graves, 27,715 for Mr. Antoniazzi, 0 for each of Mr. Schneberger and Ms. Ponessa, and 281,462 for all executive officers as a group).

(2)	Shares “beneficially owned” include: (i) shares owned or controlled by the individual; (ii) shares held in the FMC Corporation Savings and Investment Plan for the account of the individual; and (iii) restricted stock units that are vested as of March 11, 2019 or that will vest within 60 days thereafter (2,959 for each of Messrs. Barry and Merkt, 0 for Mr. Brondeau, 26,642 for Mr. D’Aloia, 34,524 for Mr. Pallash, 8,885 for Ms. Utecht, and 75,969 for all directors as a group). Directors have no power to vote or dispose of shares represented by restricted stock units until the shares are distributed and, until such distribution, directors have only an unsecured claim against the Company.

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OTHER SECURITY OWNERSHIP

Based on available information, the persons listed below beneficially own more than five percent of the Company’s outstanding shares of Common Stock as of March 11, 2019:

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership		Percent of Class
The Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, PA 19355	13,716,862	(1)	9.40%
Glenview Capital Management, LLC and Larry Robbins
767 Fifth Avenue, 44th Floor
New York, NY 10153	11,844,047	(2)	8.11%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	8,683,370	(3)	5.95%
Wellington Management Group LLP
280 Congress Street
Boston, MA 02210	7,538,334	(4)	5.16%

(1)	Based on the number of shares of common stock of FMC Corporation reported as beneficially owned pursuant to a Schedule 13G/A filing dated February 11, 2019, multiplied by 0.935301, the distribution ratio in connection with the Distribution. According to the Schedule 13G/A, as of December 31, 2018, The Vanguard Group, Inc. had sole voting power as to 158,905 of such shares, shared voting power as to 35,656 shares, sole dispositive power as to 14,471,758 shares and shared dispositive power as to 193,962 shares. This amount assumes that there has been no change in beneficial ownership of shares of common stock of FMC Corporation from December 31, 2018 through February 25, 2019, the record date of the Distribution.

(2)	Based on a Schedule 13G filing dated March 14, 2019.

(3)	Based on the number of shares of common stock of FMC Corporation reported as beneficially owned pursuant to a Schedule 13G/A filing dated February 4, 2019, multiplied by 0.935301, the distribution ratio in connection with the Distribution. According to the Schedule 13G/A, as of December 31, 2018, BlackRock, Inc. had sole voting power as to 8,217,379 of such shares and sole dispositive power as to all of the shares. This amount assumes that there has been no change in beneficial ownership of shares of common stock of FMC Corporation from December 31, 2018 through February 25, 2019, the record date of the Distribution.

(4)	Based on the number of shares of common stock of FMC Corporation reported as beneficially owned pursuant to a Schedule 13G filing dated February 12, 2019, multiplied by 0.935301, the distribution ratio in connection with the Distribution. According to the Schedule 13G, as of December 31, 2018, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP had shared voting power as to 4,812,689 of such shares and shared dispositive power as to all of the shares, while Wellington Management Company LLP had shared voting power as to 4,390,850 of such shares and shared dispositive power as to 7,104,229 of such shares. This amount assumes that there has been no change in beneficial ownership of shares of common stock of FMC Corporation from December 31, 2018 through February 25, 2019, the record date of the Distribution.

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VI.	EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE 2018

The following table sets forth information required under SEC rules concerning the compensation paid to our named executive officers (“NEOs”) by FMC in respect of our fiscal year ended December 31, 2017 and by FMC and Livent in respect of our fiscal year ended December 31, 2018.

Name and	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards(1)(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Principal Position(a)	(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(i)	($)(j)
Paul Graves	2018	723,856	–	2,132,872	1,707,965	841,064	203,191	5,608,948
President and Chief Executive Officer	2017	697,138	–	681,964	291,135	1,338,535	196,893	3,205,665
Gilberto Antoniazzi	2018	285,417	–	500,061	488,169	199,321	17,152	1,490,120
Vice President and Chief Financial Officer	2017	260,000	160,000	39,016	39,040	166,103	12,381	676,540
Thomas Schneberger	2018	341,761	–	639,749	543,321	287,752	20,072	1,832,655
Vice President and Chief Growth Officer	2017	313,061	–	186,969	93,193	453,302	15,004	1,061,529

(1)	The amounts in these columns reflect the grant date fair value of stock units and option awards with respect to shares of FMC and Livent common stock granted to our NEOs under the FMC Corporation Incentive Compensation and Stock Plan (“FMC Incentive Plan”) and the Livent Corporation Incentive Compensation and Stock Plan (“Livent Incentive Plan”), as applicable. In each case, the grant date fair value was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the assumptions used in the valuations that appear in these columns, see Note 12 to the consolidated and combined financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, with respect to awards of Livent stock, and see Note 15 to the consolidated financial statements contained in FMC’s Annual Report on Form 10-K for the year ended December 31, 2018, with respect to awards of FMC stock. The awards in column (e) are comprised of FMC and Livent RSUs and FMC performance-based restricted stock units (“PRSUs”).

(2)	For 2018, the amounts listed in this column include:

	(i)	Livent restricted stock units (82,353 units for Mr. Graves, and 26,471 units for each of Messrs. Antoniazzi and Schneberger);

	(ii)	FMC restricted stock units (3,652 units for Mr. Graves, 968 units for Mr. Antoniazzi, and 1,101 units for Mr. Schneberger); and

	(iii)	FMC performance-based restricted stock unit grants (4,748 units for Mr. Graves and 1,080 units for Mr. Schneberger). Per SEC rules, the values of PRSUs are reported in this column based on their probable (target) outcomes at the grant date. However, the terms of the PRSUs permit additional shares to be earned based on above-target performance. In each case, the maximum numbers of shares that may be earned is equal to twice the target amount. The grant date value of the maximum number of shares that may be earned under the PRSUs was $843,150 for Mr. Graves, and $191,786 for Mr. Schneberger. As described in the section entitled “Equity Awards” below, Messrs. Graves and Schneberger earned shares with respect to 25% of the PRSU grant at the end of 2018 based on the Company’s actual performance that year. The remaining 75% of the PRSU grants were converted into RSUs denominated in Livent stock upon the Distribution. The number of PRSUs that were converted was determined by assuming that a target level of performance had been achieved for open or future performance periods. The as-converted awards ceased to be subject to performance-based vesting conditions.

(3)	For 2018, the amounts listed in this column include:

	(i)	Livent stock options (266,667 options for Mr. Graves, and 85,715 options for each of Messrs. Antoniazzi and Schneberger).

	(ii)	FMC stock options (11,983 options for Mr. Graves, 1,485 options for Mr. Antoniazzi, and 3,631 options for Mr. Schneberger).

(4)	The amounts listed in this column represent the Annual Incentive earned by the NEOs for 2018, as described in the section entitled “Annual Incentive Awards” below.

(5)	The amounts reported in this column for 2018 for our NEOs reflect the following:

(a)	For Mr. Graves, includes: (i) employer matching contribution to the FMC Corporation Savings and Investment Plan ($11,000); (ii) employer matching contribution to the FMC Corporation Non-Qualified Savings and Investment Plan ($48,492); (iii) employer contributions to the FMC Corporation Qualified Savings and Investment Plan ($13,750), (iv) employer non-elective contributions to the FMC Corporation Non-Qualified Savings and Investment Plan ($60,122); and (v) dividends paid on unvested RSUs ($41,169). The amount in this column also includes the aggregate incremental cost of the following benefits provided to Mr. Graves during 2018: a golf club membership, financial planning, executive long-term disability insurance and reserved parking.
(b)	For Mr. Antoniazzi, includes: (i) employer matching contribution to the FMC Corporation Savings and Investment Plan ($14,617); and (ii) dividends paid on unvested RSUs ($1,767). The amount in this column also includes a cell phone stipend, and the aggregate incremental cost of reserved parking provided to Mr. Antoniazzi.
(c)	For Mr. Schneberger, includes: (i) employer matching contribution to the FMC Corporation Savings and Investment Plan ($14,709); and (ii) dividends paid on unvested RSUs ($5,333). The amount in this column also includes the aggregate incremental cost of reserved parking provided to Mr. Schneberger.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

THE NEOs

The NEOs commenced their service as executive officers of Livent in May of 2018. Prior to that time, each NEO was employed by FMC. The amounts reflected in the Summary Compensation Table for 2018 reflect amounts earned with respect to each NEO’s service to FMC and Livent for all of fiscal year 2018.

COMPENSATION LETTERS

The NEOs are parties to compensation letters dated July 24, 2018, which outline the terms of their compensation effective as of the IPO (the “Compensation Letters”). The Compensation Letters provide for an annual base salary of $800,000 for Mr. Graves and $375,000 for Messrs. Antoniazzi and Schneberger. In addition, the Compensation Letters set forth the NEOs’ target bonus amounts under the Company’s annual incentive plan, which are 100% of base salary for Mr. Graves and 60% of base salary for Messrs. Antoniazzi and Schneberger. Pursuant to the Compensation Letters, the NEOs are also eligible to participate in the Company’s long-term incentive plan, with a target annual equity award valued on the date of grant at $1,400,000 for Mr. Graves and $450,000 for Messrs. Antoniazzi and Schneberger. The annual equity award is currently comprised of non-qualified stock options and RSUs, each representing fifty percent of the target award. As described in the Compensation Letters, the NEOs each received non-qualified stock options and RSUs upon the IPO (the “IPO NEO Awards”), which were intended to represent two years’ worth of annual equity awards, and were therefore valued at two times the NEOs’ annual target awards. As a result, the NEOs will not receive an additional annual equity award in 2019. In addition, the NEOs each executed a separate agreement as of the IPO, which binds them to certain restrictive covenants during and following their employment with the Company, including an 18 month post-termination non-compete and non-solicit of employees and customers.

EQUITY AWARDS

In early 2018, the NEOs received FMC equity grants in the form of stock options and restricted stock units, or RSUs. Messrs. Graves and Schneberger also received a grant of performance-based restricted stock awards, or PRSUs, under the FMC Incentive Plan. Generally, FMC RSUs and stock options cliff-vest on the third anniversary of the date of grant, subject to the grantee’s continued employment. FMC PRSUs are subject to both performance and time-based vesting conditions over a three year period. TSR performance is calculated for each of the three calendar years beginning with the year of grant, as well as for the cumulative three year period commencing with the year of grant. Each of these four measurement periods carries a weight of 25% in calculating the final number of shares due. When the performance measure has been met for a particular calendar year during the three year period of the award, that portion of units is “banked,” but is not considered “earned” and shares will generally not be delivered unless and until the executive remains in service for the three-year performance period. In addition, if cash dividends were paid to FMC’s stockholders during the applicable measurement period, dividend equivalent units are credited with respect to the banked units, and are delivered to the executive if and when the banked units are delivered.

Prior to the Distribution, it was necessary for administrative purposes for FMC to impose a blackout period with respect to the trading of FMC stock in FMC’s 401(k) plan. As a result of this 401(k) blackout, FMC was legally required to impose a blackout period outside of the 401(k) plan as well with respect to the trading of FMC stock by insiders. To provide equity grantees (including the NEOs) with an opportunity to conduct ordinary course transactions proximate to the usual vesting date of their annual awards, but prior to the blackout, the vesting date for RSUs and stock option awards granted in 2016 was accelerated by 12 days, as indicated in the Outstanding Equity Awards Table below.

Upon the Distribution, outstanding equity awards denominated in FMC stock were converted into Livent equity awards. The number of Company shares subject to each converted FMC RSU, FMC banked PRSU and FMC stock option award (and in the case of stock options, the exercise price of the award) was adjusted to preserve the aggregate intrinsic value of the original FMC award as measured before and after the conversion, subject to rounding. The conversion ratio was 0.935301 shares of Livent stock for each share of FMC stock. These converted awards remain subject to the same terms and conditions (including vesting and payment schedules) as were applicable immediately prior to the conversion.

In addition, upon the Distribution, unbanked PRSUs were converted into Livent RSUs, and they ceased to be subject to performance-based vesting conditions. The number of unbanked PRSUs that were converted into Livent RSUs was determined by assuming that a target level of performance had been achieved for open or future performance periods. The converted awards remain subject to time-based vesting conditions.

As described in the section entitled “Compensation Letters” above, IPO NEO Awards were granted to the NEOs in late 2018 under the Livent Incentive Plan. The IPO NEO Awards were intended to represent two years’ worth of annual equity awards, and were therefore valued at two times the NEOs’ annual target awards. The awards will vest in two equal installments on the third and fourth anniversaries of the date of grant, subject generally to the NEO’s continued employment.

ANNUAL INCENTIVE AWARDS

In 2018, the NEOs participated in an annual cash incentive plan that rewards them with “at-risk” performance-based cash for the achievement of key short-term objectives. During 2018, the NEOs had an annual incentive opportunity at FMC, pro-rated for the first nine months of the year preceding the IPO (the “Pre-IPO Opportunity”), and an annual incentive opportunity at Livent, pro-rated for the last three months of the year (the “Post-IPO Opportunity”). For each portion of the annual incentive opportunity, the NEOs had a target cash incentive opportunity that was a percentage of the individual’s then-current base salary.

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Mr. Graves’s target opportunity for the year was $516,013, calculated by adding his Pre-IPO Opportunity (60% of his FMC base salary of $702,252, pro-rated for the first nine months of the year) and his Post-IPO Opportunity (100% of his Livent base salary of $800,000, pro-rated for the last three months of the year). Mr. Antoniazzi’s target opportunity for the year was $126,450, calculated by adding his Pre-IPO Opportunity (36% of his FMC base salary of $260,000, pro-rated for the first nine months of the year) and his Post-IPO Opportunity (60% of his Livent base salary of $375,000, pro-rated for the last three months of the year). Mr. Schneberger’s target opportunity for the year was $196,500, calculated by adding his Pre-IPO Opportunity (55% of his FMC base salary of $340,000, pro-rated for the first nine months of the year) and his Post-IPO Opportunity (60% of his Livent base salary of $375,000, pro-rated for the last three months of the year).

In addition to target opportunity levels, threshold and maximum opportunity levels were also set for each of our NEOs at 0% and 200% of target opportunity, respectively. Threshold performance is the performance that must be exceeded in order for any payout to be earned under the annual incentive plan. Maximum performance is the performance at which the highest payout opportunity is earned (if performance exceeds the maximum level, payout does not increase further).

For the full year, both the Pre-IPO Opportunity and Post-IPO Opportunity were divided between Company Measures (70%) and Individual Measures (30%). The Company Measures used were different for the Pre-IPO Opportunity and Post-IPO Opportunity. The Individual Measures incorporated performance elements for both periods.

COMPANY MEASURES

The following summarizes the Company Measures and weightings for each NEO for the Pre-IPO Opportunity.

Name	FMC Adj. Earnings(1)	Agricultural Solutions EBITDA(2)	Lithium EBITDA(3)
Mr. Graves	100%	–	–
Mr. Antoniazzi	20%	80%	–
Mr. Schneberger	50%	–	50%

(1)	FMC Adjusted Earnings is defined as net income (loss) attributable to FMC stockholders plus the sum of discontinued operations attributable to FMC Stockholders, net of income taxes and the after-tax effect of Corporate special charges (income) and Non-GAAP Tax adjustments. Adjusted Earnings amounts in the annual cash incentive plan might differ from the amounts reported in FMC’s financial statements because the amounts shown for these performance measures have been adjusted to exclude gains or losses attributable to (i) certain extraordinary and/or non-recurring events (such as business acquisitions or dispositions or business restructuring charges), and (ii) certain other items not reflective of operating performance (such as the impact of changes in accounting principles). In 2018, however, these adjustments did not materially affect the amount of any NEO’s Annual Incentive award.

(2)	FMC Agricultural Solutions Segment EBITDA (“Agricultural Solutions EBITDA”) is defined as Agricultural Solutions revenue less operating expenses (Agricultural Solutions operating expenses consist of costs of sales and services, selling, general and administrative expenses, research and development expenses), excluding depreciation and amortization. We have excluded the following items from Agricultural Solutions EBITDA: corporate staff expense, interest income and expense associated with corporate debt facilities and investments, income taxes, gains (or losses) on divestitures of businesses, restructuring and other charges (income), non-operating pension and postretirement charges, investment gains and losses, loss on extinguishment of debt, asset impairments, Last-in, First-out (“LIFO”) inventory adjustments, transaction-related charges, and other income and expense items.

(3)	FMC Lithium Segment EBITDA (“Lithium EBITDA”) is defined as Lithium revenue less operating expenses (Lithium operating expenses consist of costs of sales and services, selling, general and administrative expenses, research and development expenses), excluding depreciation and amortization. We have excluded the following items from Lithium EBITDA: corporate staff expense, interest income and expense associated with corporate debt facilities and investments, income taxes, gains (or losses) on divestitures of businesses, restructuring and other charges (income), non-operating pension and postretirement charges, investment gains and losses, loss on extinguishment of debt, asset impairments, LIFO inventory adjustments, transaction-related charges, and other income and expense items.

For the Post-IPO Opportunity, Lithium EBITDA represented 100% of the Company Measures portion of the annual incentive opportunity for each NEO.

The targets for the Company Measures were set at a level that FMC and Livent considered rigorous and challenging and considered the relevant risks and opportunities. Payouts for performance were determined linearly based on a straight-line interpolation of the applicable payout range.

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The performance results for the 2018 calendar year were:

	Company Measures
	Threshold	Target	Maximum	Actual Results	Achievement as a
Performance Metric	($ in millions)	($ in millions)	($ in millions)	($ in millions)	% of Target
FMC Adj. Earnings	$675	$719	$793	$854.7	200%
Agricultural Solutions EBITDA	$1,010	$1,080	$1,150	$1,217.9	200%
Lithium EBITDA	$170	$190	$210	$198.2	141%
Payout Percentage (as a % of target)	0%	100%	200%

The Company Measures listed above are non-GAAP measures. For a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the section captioned “Adjusted Earnings Reconciliation” in FMC’s Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019.

INDIVIDUAL MEASURES

The Individual Measures portion of the annual incentive is 30% of the overall target opportunity for each NEO. NEOs are eligible to receive anywhere between 0% - 200% of target for this portion of the award, based on performance against individual goals. The Individual Measures consist of non-financial objectives specific to each NEO, but may include financial measures at the discretion of the CEO. The following is a summary of the Individual Measures and the ratings received for achievement:

■	Mr: Graves: led a successful separation of Livent from FMC and implemented a post-IPO process necessary for a stand-alone public company (rating of 130% of target)

■	Mr. Antoniazzi: successfully transitioned from being the CFO of the FMC Agricultural Business to becoming the CFO of Livent wherein he created a finance organization for a stand-alone public company (rating of 120% of target)

■	Mr. Schneberger: successfully ran the operations, sales and marketing, sustainability, IT and research functions of the Livent business, both before and after the IPO (rating of 110% of target)

TOTAL PAYOUT

Based on the above, the following table summarizes the actual performance as a percent of target for each portion of the annual incentive plan and the actual 2018 payouts for the NEOs. These payouts, which are reported in the Summary Compensation Table in column (g), reflect the payout for both the Pre-IPO Opportunity and Post-IPO Opportunity.

				Company
		Company	Company	Measures	Individual	Individual	Individual	Total 2018
		Measures:	Measures	Incentive	Measures:	Measures	Measures	Incentive
	Target	70% of Target	Performance	Payout	30% of	Performance	Incentive Payout	Payout
NEO	Incentive	Incentive	(% of target)	Amount	Target	(% of target)	Amount	Amount
Mr. Graves
(Pre-IPO Opportunity)	$316,013	$221,209	200%	$442,419	$94,804	130%	$123,245	$565,664
Mr. Graves
(Post-IPO Opportunity)	$200,000	$140,000	141%	$197,400	$60,000	130%	$78,000	$275,400
Mr. Graves
(Total)								$841,064
Mr. Antoniazzi
(Pre-IPO Opportunity)	$70,200	$49,140	200%	$98,280	$21,060	120%	$25,272	$123,552
Mr. Antoniazzi
(Post-IPO Opportunity)	$56,250	$39,375	141%	$55,519	$16,875	120%	$20,250	$75,769
Mr. Antoniazzi
(Total)								$199,321
Mr. Schneberger
(Pre-IPO Opportunity)	$140,250	$98,175	170.5%	$167,388	$42,075	110%	$46,283	$213,671
Mr. Schneberger
(Post-IPO Opportunity)	$56,250	$39,375	141%	$55,519	$16,875	110%	$18,562	$74,081
Mr. Schneberger
(Total)								$287,752

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE 2018

The table below reflects outstanding FMC and Livent equity awards held by our NEOs as of December 31, 2018. As described above in the section entitled “Equity Awards,” in advance of the Distribution, the vesting date on FMC stock options and RSUs originally scheduled to vest on February 25, 2019 was accelerated to February 13, 2019. In addition, FMC equity awards were converted into outstanding equity awards denominated in Livent stock upon the Distribution.

		Option Awards						Stock Awards
Name(a)	Security	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Number of Securities Underlying Unexercised Options Unexercisable (#)(c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Paul Graves	Livent		266,667	(1)		17.00	10/10/2028	82,353	(2)	1,136,472
	FMC	12,246				59.47	2/18/2023	8,291	(3)	613,202
	FMC	10,252				72.93	2/17/2024	5,047	(4)	373,276
	FMC	13,986				63.41	2/27/2025	3,561	(5)	263,372
	FMC		36,175	(6)		37.38	2/25/2026	34,000	(3)	2,514,640
	FMC		18,591	(7)		57.63	2/27/2027	4,272	(8)	315,957	2,893	(9)	213,966
	FMC		11,983	(10)		85.24	2/15/2028	1,238	(11)	91,562	3,561	(12)	263,372
Gilberto Antoniazzi	Livent		85,715	(1)		17.00	10/10/2028	26,471	(2)	365,300
	FMC	1,060				59.47	2/18/2023	1,112	(3)	82,244
	FMC	1,237				72.93	2/17/2024	677	(4)	50,071
	FMC	1,688				63.41	2/27/2025	441	(5)	32,616
	FMC		4,850	(6)		37.38	2/25/2026	527	(13)	38,977
	FMC		2,493	(7)		57.63	2/27/2027
	FMC		1,485	(10)		85.24	2/15/2028
Thomas Schneberger	Livent		85,715	(1)		17.00	10/10/2028	26,471	(2)	365,300
	FMC		11,579	(6)		37.38	2/25/2026	2,654	(3)	196,290
	FMC		5,951	(7)		57.63	2/27/2027	1,615	(4)	119,445
	FMC		3,631	(10)		85.24	2/15/2028	1,079	(5)	79,803
	FMC							1,026	(8)	75,883	695	(9)	51,402
	FMC							283	(11)	20,931	810	(12)	59,908
(1)	These stock options will vest and become exercisable in two equal installments, on October 10, 2021 and October 10, 2022.
(2)	These RSUs will vest in two equal installments, on October 10, 2021 and October 10, 2022.
(3)	These RSUs vested on February 13, 2019, and were subsequently adjusted upon the Distribution.
(4)	These RSUs, as adjusted upon the Distribution, will vest on February 27, 2020.
(5)	These RSUs, as adjusted upon the Distribution, will vest on February 15, 2021.
(6)	These stock options vested and became exercisable on February 13, 2019, and were subsequently adjusted upon the Distribution.
(7)	These stock options, as adjusted upon the Distribution, will vest and become exercisable on February 27, 2020.
(8)	These units represent the portion of PRSUs granted in 2017 that were banked based on 2017 performance and 2018 performance. In 2017 they were banked at 200% and in 2018 they were banked at 92%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares, as adjusted upon the Distribution, remain subject to time-based vesting based on continued service through 12/31/2019.
(9)	These units represent the portion of PRSUs granted in 2017 that remained subject to open or future performance periods as of 12/31/2018, shown here at 100% of target. Upon the Distribution, these PRSUs were converted into time-based RSUs denominated in Livent stock, which will vest on December 31, 2019.

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(10)	These stock options, as adjusted upon the Distribution, will vest and become exercisable on February 15, 2021.
(11)	These units represent the portion of PRSUs granted in 2018 that were banked based on 2018 performance at 103%. The numbers represented also include the dividend equivalent rights credited with respect to those banked units. These shares, as adjusted upon the Distribution, remain subject to time-based vesting based on continued service through 12/31/2020.
(12)	These units represent the portion of PRSUs granted in 2018 that remained subject to open or future performance periods as of 12/31/2018, shown here at 100% of target. Upon the Distribution, these PRSUs were converted into time-based RSUs denominated in Livent stock, which will vest on December 31, 2020.
(13)	These RSUs, as adjusted upon the Distribution, will vest on January 16, 2021.

EXECUTIVE SEVERANCE AND CHANGE IN CONTROL RIGHTS

EXECUTIVE SEVERANCE GUIDELINES

The following is a summary of the arrangements that were in place during 2018 that provide for certain payments to our NEOs in connection with a change in control and/or termination of the NEO’s employment.

The Company maintains Executive Severance Guidelines (the “Severance Guidelines”), which provide for the payment of severance pay and benefits in the event of an executive’s termination of employment by the Company without cause (other than in connection with a change in control of the Company or as a result of death, disability or normal retirement). No NEO has a contractual entitlement to any severance pay or benefits under the Severance Guidelines, and the Compensation Committee has the discretion to enhance or reduce the severance pay or benefits under the Severance Guidelines in any specific case. As a condition to receiving any severance pay or benefits under the Severance Guidelines, the NEO must execute a release of claims in favor of the Company, as well as a non-solicitation, non-competition and confidentiality agreement. The Severance Guidelines provide for the following:

■	an amount equal to 12 months of the NEO’s base salary, payable in a lump sum;
■	an amount equal to one times the NEO’s target annual incentive award, payable in a lump sum;
■	a pro-rated annual incentive award (at target) for the year of termination;
■	transition benefits (e.g., outplacement assistance and financial/ tax planning); and
■	continuation of health benefits for the one-year period following the date of termination.

The Severance Guidelines also describe the treatment of outstanding long-term incentive awards upon a termination without cause, which is summarized in the Section entitled “Equity Awards” below.

FMC maintains executive severance guidelines for the benefit of its executives that are substantially similar to the Company’s Severance Guidelines.

CHANGE IN CONTROL SEVERANCE RIGHTS

Each of the NEOs entered into an Executive Severance Agreement with the Company, effective as of the IPO, which generally provides that, in the event such individual’s employment is terminated by the Company without “cause” or by such individual for “good reason” in each case, within the 24-month period following a “change in control” of the Company, then such individual would be entitled, contingent on his execution of a release of claims in favor of the Company and its affiliates, to the following payments and benefits:

■	an amount equal to three times (in the case of Messrs. Graves and Antoniazzi) and two times (in the case of Mr. Schneberger) his highest annualized base salary in effect at any time, payable in a lump sum;
■	an amount equal to three times (in the case of Messrs. Graves and Antoniazzi) and two times (in the case of Mr. Schneberger) his highest annualized target annual incentive award, payable in a lump sum;
■	a pro-rated annual incentive award for the year of termination;
■	reimbursement for outplacement services for a two-year period following the termination date, with the total reimbursements capped at 15% of his base salary as of the termination date;
■	continuation of medical and welfare benefits (including life and accidental death and dismemberment and disability insurance coverage) for him (and his covered spouse and dependents), at the same premium cost and coverage level as in effect as of the change in control date, for three years (in the case of Messrs. Graves and Antoniazzi) and two years (in the case of Mr. Schneberger) following the date of termination (or, if earlier, the date on which substantially similar benefits at a comparable cost are available to him from a subsequent employer); and
■	benefits accrued under the Company’s savings or retirement plans will be distributed pursuant to the terms of the applicable plan.

Prior to the IPO, Mr. Graves was party to an executive severance agreement with FMC which provided substantially similar benefits upon a change in control of FMC as those described above. Mr. Schneberger was party to an executive severance agreement with FMC which also provided substantially similar benefits as those described above, except that his severance multiple was one times severance and target annual incentive award, and he was entitled to one year of health and welfare plan continuation. Mr. Antoniazzi was not party to an executive severance agreement with FMC prior to the IPO.

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EQUITY AWARDS

The following is a summary of the treatment of equity incentive awards held by our NEOs on a change in control or upon certain specified terminations of employment. Upon the Distribution, all outstanding FMC equity awards were converted into either Livent RSUs or stock options, as described in the “Equity Awards” section on page 24 above.

CHANGE IN CONTROL OF LIVENT

To the extent that upon a change in control of Livent, the Company’s successor or the surviving entity (or its parent) fails to continue or assume the equity awards, the following will apply with respect to the IPO NEO Awards:

■	All outstanding and unvested stock options granted pursuant to an IPO NEO Award will vest and become exercisable on the change in control; and
■	All outstanding and unvested RSUs granted pursuant to an IPO NEO Award will vest on the change in control.

There is no parallel automatic vesting provision that is applicable to the FMC equity awards which were converted into Livent equity awards.

INVOLUNTARY TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL OF LIVENT

In the event of a termination without cause or a resignation with good reason within two years following a change in control of Livent, contingent on the NEO’s execution of a release of claims in favor of the Company and its affiliates, the NEOs’ outstanding equity incentive awards will be treated as follows:

■	All outstanding and unvested stock options will vest and become exercisable on the termination date, and will remain exercisable for up to three months following the termination date; and
■	All outstanding and unvested RSUs will vest on the termination date.

INVOLUNTARY TERMINATION OF EMPLOYMENT (OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL OF LIVENT)

In the event of a termination of an NEO’s employment by Livent without cause (other than in connection with a change in control of Livent), contingent on the NEO’s execution of a release of claims, the NEO’s outstanding equity incentive awards will be treated as follows:

■	Outstanding and unvested stock options that would have vested within one year following the termination date will vest and become exercisable on their regularly scheduled vesting dates, and will remain exercisable for one year thereafter; and
■	All outstanding and unvested RSUs will vest on a pro rata basis based on the number of days the NEO was employed during the vesting period.

DEATH OR DISABILITY

In the event of a termination of an NEO’s employment due to death or disability, the NEO’s outstanding equity incentive awards will be treated as follows:

■	All outstanding and unvested stock options will fully vest and become exercisable, and will remain exercisable for up to five years following the date of termination; and
■	All outstanding and unvested RSUs will fully vest.

RETIREMENT

While certain equity awards contain retirement vesting features, none of the NEOs are currently retirement eligible, nor will they become retirement eligible during the vesting period applicable to their outstanding awards.

CAUSE

In the event of a termination of an NEO for cause, all outstanding and unvested equity awards will be cancelled, and all vested stock option awards will expire immediately.

RETIREMENT BENEFITS

QUALIFIED AND NON-QUALIFIED DEFINED BENEFIT PLANS

In 2018, Messrs. Schneberger and Antoniazzi participated in the FMC Salaried and Nonunion Hourly Employees Retirement Plan, which we refer to as the “FMC Qualified Plan”, a non-contributory defined benefit plan that is intended to meet the requirements of a tax-qualified plan. Since Mr. Graves was hired after July 1, 2007, when the FMC Qualified Plan was closed to new employees, Mr. Graves was not eligible to participate in the FMC Qualified Plan, but did participate in FMC defined contribution plans.

Under the FMC Qualified Plan, an employee’s pension benefit is calculated based on credited service and a final average year earnings (“FAYE”) formula, and the annual benefit payable was subject to a statutory cap of $220,000 for 2018. FAYE is determined using earnings from the highest 60 consecutive months out of the last 120 calendar months that immediately precede the employee’s retirement date. Eligible compensation includes base salary, annual incentive awards and certain other performance payments, and was subject to a statutory cap of $275,000 for 2018. However, stock option gains, other equity awards and long-term performance-based cash awards were not included in eligible compensation.

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The normal retirement age under the FMC Qualified Plan is age 65. Benefits at normal retirement are calculated using the formula described below.

The retirement formula is 1.0% of FAYE up to the Social Security covered compensation base plus 1.5% of FAYE in excess of the Social Security covered compensation base times years of credited service (up to 35 years) plus 1.5% of FAYE times years of credited service in excess of 35. The actual benefit amount depends on the form of payment selected by the employee, i.e., individual life annuity, joint and survivor annuity or level income option. All benefits under the FMC Qualified Plan are paid as an annuity. At age 62, an employee can retire without a benefit reduction. There is no Social Security offset.

Early retirement is defined as retirement from active service when an employee reaches age 55 with a minimum of ten years credited service. Employees who elect early retirement receive an actuarially reduced pension. This reduction is 4% per year for each year prior to age 62. The maximum reduction is 28% (62-55 x .04) of the age 65 benefit calculation. The Internal Revenue Code of 1986, as amended (the “Code”) limits the annual benefits that may be paid from a tax-qualified retirement plan and the compensation that may be taken into account in calculating those benefits, as noted above.

The FMC Salaried Employees Equivalent Plan, which we refer to as the “FMC Nonqualified Plan”, is a non-qualified defined benefit plan that restores the benefits earned under the FMC Qualified Plan formula described above. Messrs. Schneberger and Antoniazzi were eligible to participate in the FMC Nonqualified Plan. Mr. Graves was not eligible to participate in the FMC Nonqualified Plan, as the plan does not cover employees who are not also covered by the FMC Qualified Plan.

This plan represents an unfunded and unsecured obligation of FMC and, therefore, benefits are not guaranteed to be fully paid in the event of FMC’s insolvency or bankruptcy. These supplemental benefits are calculated using the same formula described above without regard to the Code limits, less amounts payable under the FMC Qualified Plan. The benefits payable under the FMC Nonqualified Plan are paid in a lump sum on the later of attainment of age 55 or six months following the employee’s retirement.

Effective as of January 1, 2019, Messrs. Schneberger and Antoniazzi ceased active participation in the FMC Qualified Plan and the FMC Nonqualified Plan (including the accrual of any additional benefits under such plans). Under the FMC Qualified Plan, however, they were granted an additional three years of credited service. In addition, they will receive credit for their service with us or one of our subsidiaries for purposes of attaining early retirement eligibility under, and in accordance with the terms of, the FMC Qualified Plan. From and after the Distribution, the terms of the FMC Qualified Plan and FMC Nonqualified Plan will govern the terms of distributions of any benefits payable under those plans. The Company has not established its own non-contributory defined benefit plan or non-qualified defined benefit plan.

QUALIFIED AND NON-QUALIFIED DEFINED CONTRIBUTION PLANS

The retirement plan contributions in column (i) of the Summary Compensation Table above reflect contributions made to the FMC Corporation Savings and Investment Plan, which we refer to as the “FMC Qualified Savings Plan”, which is a tax-qualified savings plan under Section 401(k) of the Code, and in the case of Mr. Graves, the FMC Nonqualified Savings and Investment Plan, which we refer to as the “FMC Nonqualified Savings Plan”, a non-qualified deferred compensation plan that mirrors the FMC Qualified Savings Plan and is available to certain eligible employees whose annual compensation exceeds $250,000 (in 2018).

The FMC Nonqualified Savings Plan is used to facilitate the continuation of contributions beyond the limits allowed under the FMC Qualified Savings Plan. In 2018, FMC’s matching contribution under both plans was 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e. base salary and annual incentive paid in fiscal year 2018. In addition to FMC’s matching contribution, Mr. Graves was also entitled to receive employer non-elective contributions under the FMC Qualified and Nonqualified Savings Plans of 5% of eligible earnings in the aggregate.

The FMC Nonqualified Savings Plan is subject to certain disclosure and procedural requirements of ERISA, but as a “top hat” plan is not subject to the eligibility, vesting, accrual, funding, fiduciary responsibility and similar requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). This plan represents an unfunded and unsecured obligation of FMC and, therefore, amounts are not guaranteed to be fully paid in the event of FMC’s insolvency or bankruptcy.

Effective as of January 1, 2019, the NEOs ceased active participation in the FMC 401(k) Plan and became eligible to participate in a 401(k) plan maintained by us. In addition, Mr.  Graves ceased active participation in the FMC Nonqualified Savings Plan and became eligible to participate in a corresponding non-qualified savings and investment plan maintained by us, which we refer to as the “Lithium Nonqualified Savings Plan”. Livent’s matching contribution under both plans is currently 80% of the amount deferred up to a maximum of 5% of eligible earnings, i.e. base salary and annual incentive paid in a calendar year. However, the matching contribution under both plans may not exceed 4% of an NEO’s total eligible earnings.

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VII.	OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (The “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent stockholders (collectively, the “Reporting Persons”) are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of forms filed with the SEC and information provided by Reporting Persons to the Company, it is believed that all Section 16(a) requirements were fully met by all Reporting Persons with respect to the year ended December 31, 2018.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called householding. Under this procedure, we are permitted to deliver a single copy of our proxy materials, including this proxy statement and our annual report, to stockholders sharing the same address who did not receive this proxy statement and who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered stockholder account.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive an additional copy of our proxy materials, or if you received multiple copies of our proxy materials and wish to request householding in the future, you may make such request by writing to our Corporate Secretary at Livent Corporation, FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104.

If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy materials for the annual meeting of stockholders this year or future years, you may call Broadridge Investor Communications Services toll-free at (866) 540-7095 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

During the past year, the Audit Committee met two times, including telephonic meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

■	Reviewed and discussed the audited consolidated and combined financial statements for the fiscal year ended December 31, 2018 with management and KPMG, the company’s independent registered public accounting firm;
■	Discussed with KPMG the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees”;
■	Discussed various matters with KPMG related to the Company’s consolidated and combined financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management; and
■	Received the written disclosures and the letter from KPMG as required by the Public Company Accounting Oversight Board, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The preceding report has been furnished by the following members of the Audit Committee:

Michael F. Barry, Chairman
G. Peter D’Aloia
Steven T. Merkt

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EXPENSES RELATING TO THIS PROXY SOLICITATION

The Company will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, Company officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. The Company also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Company stock and obtaining the proxies of those owners.

SARA PONESSA

Vice President,

General Counsel and Secretary

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LIVENT CORPORATION
2929 WALNUT STREET
PHILADELPHIA, PA 19104
ATTN: SARA PONESSA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E56790-P18711

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LIVENT CORPORATION

The Board of Directors recommends that you vote FOR proposals 1 and 2:

1. Election of two Directors (nominees 1a.-1b.) to serve as Class I directors for a three-year term expiring in 2022, as set forth in the Proxy Statement.

Nominees:	For	Withhold	Abstain
1a. Michael F. Barry	☐	☐	☐
1b. Steven T. Merkt	☐	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent registered public accounting firm	☐	☐	☐

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend the Annual Meeting ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E56791-P18711

PROXY
LIVENT CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul Graves, Gilberto Antoniazzi and Sara Ponessa, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Livent Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Livent Corporation to be held at 2:00 P.M., Wednesday, May 1, 2019, on the 24th floor of the FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE